UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 12, 2019

AMERICAN INTERNATIONAL HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-50912	88-0225318
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3990 Vitruvian Way, Suite 1152, Addison, TX

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 803-5337

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

EXPLANATORY NOTE

On June 7, 2019, American International Holdings Corp. (the “Company”, “we”, “us”, “our” or “AMIH”) filed a Current Report on Form 8-K to announce its acquisition on April 12, 2019, of 100% of the assets of Novopelle Diamond, LLC, a Texas limited liability company (“Novopelle”). As a result of the Novopelle acquisition, the Company ceased to be a “shell company” (as defined under Rule 405 of the Securities Exchange Act of 1934, as amended). On August 15, 2019, the Company filed Amendment No. 1 to the June 7, 2019 Current Report on Form 8-K to include Form 10 type information regarding the Company as required by Rule 144(i) of the Securities Act of 1933 (the “Securities Act”). This Amended Current Report on Form 8-K (Amendment No. 2) is being filed to update the original Form 8-K to clarify the Company’s change in “shell company” status and to include such previously filed Form 10 type information under the Item 5.06 heading of Form 8-K. Except for the addition of the heading for Item 5.06 of this Form 8-K and the removal of the disclosures relating to the Company being an “Emerging Growth Company”, which the Company has determined are not applicable to the Company, the disclosures in this Amendment No. 2 to Form 8-K are identical to those in the Amendment No. 1 filed on August 15, 2019, and speak as of such date (or such other dates as are set forth below). Readers are encouraged to review the Company’s latest filings with the Securities and Exchange Commission for more recent information regarding the Company and its operations.

Item 5.06. Change in Shell Company Status.

As a result of the completion of the acquisition of Novopelle, as discussed below, which occurred on April 12, 2019, the Company ceased to be a shell company (as defined under Rule 405 of the Securities Exchange Act of 1934, as amended).

FORWARD-LOOKING STATEMENTS

This Report, including the sections entitled “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Description of Business,” contains express or implied forward-looking statements that are based on our management’s belief and assumptions and on information currently available to our management. All statements other than statements of historical fact contained in this Report are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “could,” “will,” “would,” “should,” “expect,” “plan,”, “anticipate,” “believe,” “estimate,” “intend,” “predict,” “seek,” “contemplate,” “project,” “continue,” “potential,” “ongoing” or the negative of these terms or other comparable terminology. These forward-looking statements include, but are not limited to, statements about:

●	our ability to obtain additional funds for our operations;
●	our ability to obtain and maintain intellectual property protection for our products and our ability to operate our business without infringing the intellectual property rights of others;
●	our reliance on third party collaborators;
●	the initiation, timing, progress and results of our research and development programs;
●	our dependence on current and future collaborators for developing new products;
●	the rate and degree of market acceptance of our commercial offerings;
●	the implementation of our business model and strategic plans for our business;
●	our estimates of our expenses, losses, future revenue and capital requirements, including our needs for additional financing;
●	our reliance on third party suppliers to supply the technology and services in the provision of our service offerings;
●	our ability to attract and retain qualified key management and technical personnel;
●	our financial performance;
●	the impact of government regulation and developments relating to our competitors or our industry; and
●	other risks and uncertainties, including those listed under the caption “Risk Factors.”

These statements relate to future events or our future operational or financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under the section titled “Risk Factors” and elsewhere in this Report.

Any forward-looking statement in this Report reflects our current view with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our business, results of operations, industry and future growth. Given these uncertainties, you should not place undue reliance on these forward-looking statements. No forward-looking statement is a guarantee of future performance. You should read this Report and the documents that we reference in this Report and have filed with the SEC as exhibits hereto completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

This Report also contains estimates, projections and other information concerning our industry, our business and the markets for datacentric solutions through the use of UAS, including data regarding the estimated size of those markets and their projected growth rates. Information that is based on estimates, forecasts, projections or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances reflected in this information. Unless otherwise expressly stated, we obtained these industry, business, market and other data from reports, research surveys, studies and similar data prepared by third parties, industry, and general publications, government data and similar sources. In some cases, we do not expressly refer to the sources from which these data are derived.

FORM 10 INFORMATION

OTC Quotation

Our common stock is not now listed on any national securities exchange or the NASDAQ stock market. However, our stock is quoted on the OTC Market’s Pink Open Market under the symbol “AMIH.” While our common stock is on the Pink Open Market, there has been limited trading volume. There is no guarantee that an active trading market will develop in our securities.

DESCRIPTION OF BUSINESS

American International Holdings Corp (the “Company,” “we,” “us,” and “our”) was organized in 1986 and is incorporated in Nevada. The Company has undergone several name changes and changes of control since its incorporation; however, from 2012 until April, 2019, the Company had no operations and nominal assets.

On April 12, 2019, the Company entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with Novopelle Diamond, LLC, a Texas limited liability company (“Novopelle Diamond”) and certain unitholders of Novopelle Diamond. Pursuant to the terms of the Share Exchange Agreement, the Company acquired 100% of the issued and outstanding membership interest of Novopelle Diamond by means of a share exchange with the Novopelle Members in exchange for 18,000,000 newly issued shares of the common stock of the Company (the “Share Exchange”). As a result of the Share Exchange, Novopelle became a 100% owned subsidiary of AMIH, which on a going forward basis will result in consolidated financial reporting by AMIH to include the results of Novopelle. The closing of the Share Exchange occurred concurrently with entry into the Share Exchange Agreement and resulted in a change of control for the Company. As a result of the Share Exchange, AMIH acquired the business of Novopelle Diamond and all of its assets. Novopelle Diamond is a physician supervised, medical spa and wellness clinic that offers a full menu of wellness services including anti-aging, weight loss and skin rejuvenation treatments. The business description of the Company provided in this Current Report relates to the new medical spa business, which it intends to operate through its subsidiaries.

The Company is headquartered in Houston, TX and operates as a holding company dedicated to acquiring, managing and operating health, wellness and medical spa / treatment facilities across the United States. The Company seeks opportunities to acquire and grow businesses that possess strong brand values and that can generate long-term sustainable free cash flow and attractive returns in order to maximize value for all stakeholders.

Service Offerings

The Company owns and operates a Novopelle branded medical spa facility located in McKinney, TX and has been granted an exclusive license with Novo MedSpa Addison Corporation to establish additional Novopelle branded facilities across the United States and abroad.

Novopelle is a Texas based, physician-supervised medical spa & wellness clinic. Novopelle initially started its operations offering only laser hair removal services and has since evolved to offer a full menu of wellness services including anti-aging, weight loss, and skin rejuvenation treatments. Novopelle offers the following products and services:

●	Stem Cell Therapy	●	Acne & Acne Scar Reduction
●	Laser Hair Removal	●	Testosterone Replacement Therapy
●	PRP Facial (Vampire Facial)	●	Hair Restoration
●	Novo Lipo (Body Contouring)	●	Botox & Fillers
●	Laser Vein Removal	●	Facials & Peels
●	Cellulite Reduction	●	Weight Loss Solutions
●	Stretch Mark Reduction	●	Tattoo Removal

Market Strategy

Novopelle currently markets its products and services to both men and women that are conscience about fitness, health, wellness and aesthetics. While Novopelle remains competitive in pricing and product offerings, the Company currently focuses its marketing efforts to individuals with above average and high disposable incomes. In addition to the McKinney, TX location owned by the Company, there are four (4) non-Company owned Novopelle branded locations located across Texas with two (2) located in Dallas, TX, one (1) in Houston, TX and another one (1) located in Austin, TX. These additional locations assist creating and maintaining a unique and strong branding presence both physically and online.

The Company currently deploys unique, proven marketing strategies through social media with both sponsored and paid advertisements as well as the use of local brand ambassadors and influencers. The Company has also experienced a lot of success by placing marketing materials in nearby retail establishments and utilizing cross marketing relationships with other vendors and retailers that market to similar demographics.

The Company intends to further develop and strengthen its market presence with the opening and establishment of additional Novopelle branded locations across the United States and abroad with the Company seeking viable locations placed in fast growing trade areas with high individual/family incomes.

Exclusive License

On June 27, 2019, the Company entered into an Exclusive License Agreement with Novo MedSpa Addison Corporation (“NMAC”) granting the Company with the exclusive rights to the Novopelle intellectual property, including copyrights and trademarks, proprietary technology, and other assets necessary or desirable to operate Novopelle branded Med Spa locations and the right to open additional Novopelle branded Med Spa locations. A more detailed overview and a copy of the Exclusive License Agreement has been furnished along with a Form 8-K as filed on July 5, 2019. The agreement provides the Company with an exclusive worldwide, unrestricted, perpetual, irrevocable, and royalty-bearing license.

Competition

The health, wellness and medical spa industry is highly competitive with new locations, brands and facilities being established on a frequent basis. Specifically, and as it relates to medical spas, there are both many independently operated locations as well as doctor’s offices that provide some or all of the services that Novopelle provides. At the same time, the demand and the number of individuals – both men and women – that are seeking medical spas for a variety of health, wellness and cosmetic/aesthetic type treatments and solutions has increased dramatically over the past several years. With medical spa treatments, such as laser hair removal and Botox injections, are becoming more available, desirable, and affordable, demand for these services has dramatically increased.

The Company and management believe that by furthering the strength of the Novopelle brand through both the establishment of new locations as well as through acquisition of smaller, independently owned and operated facilities, will better position the Company and the Novopelle brand within the competitive landscape.

Employees

We currently have a total of 5 full time employees and 3 part time employees.

Description of Properties

The Company does not own any properties. The Company currently utilizes approximately 1,200 square feet of office space located at 11222 Richmond Avenue, Suite 195, Houston, Texas 77082 (the “Houston Property”). There is currently no written lease for the Houston Property and it is provided to the Company for free by a shareholder of the Company. We believe that the Houston Property is currently adequate for the purposes of our operations. Additionally, the Company leases commercial/retail space in McKinney, TX for its Novopelle Diamond location. The lease has a seven (7) year term and the Company pays a base rent of $3,616.67 per month plus triple-net.

Reports to Security Holders

The public may read and copy any materials we file with the SEC, including our annual reports, quarterly reports, current reports, proxy statements, information statements and other information, at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549, on official business days during the hours of 10 a.m. to 3 p.m. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and the related notes and other financial information included in this Current Report. Some of the information contained in this discussion and analysis or set forth elsewhere in this Current Report, including information with respect to our plans and strategy for our business, includes forward-looking statements that involve risks and uncertainties as described under the heading “Forward-Looking Statements” elsewhere in this Current Report.

The following discussion highlights AMIH’s results of operations (through its subsidiary Novopelle Diamond, LLC) and the principal factors that have affected our financial condition as well as our liquidity and capital resources for the periods described, and provides information that management believes is relevant for an assessment and understanding of the statements of financial condition and results of operations presented herein. The following discussion and analysis are based on the financial statements attached to this Current Report as Exhibits 99.2 and 99.3, which we have prepared in accordance with United States generally accepted accounting principles. You should read the discussion and analysis together with such financial statements and the related notes thereto.

Operating Overview

American International Holdings Corp. is headquartered in Houston, TX and operates (through its subsidiary Novopelle Diamond, LLC) as a diversified holding company dedicated to acquiring, managing and operating health, wellness and medical spa / treatment facilities across the United States and abroad. The Company seeks opportunities to acquire and grow businesses that possess strong brand values and that can generate long-term sustainable free cash flow and attractive returns in order to maximize value for all stakeholders.

The Company owns and operates a Novopelle branded medical spa facility located in McKinney, TX. Novopelle is a Texas based, physician supervised medical spa & wellness clinic. Novopelle initially started its operations offering only laser hair removal services and has since evolved to offer a full menu of wellness services including anti-aging, weight loss, and skin rejuvenation treatments.

AMIH anticipates continued loses requiring either revenue generation to achieve sustained profitability or obtaining additional financial resources to maintain operations as well as to open additional Novopelle locations across the United States and abroad.

Critical Accounting Policies

The following discussion and analysis of our financial condition and results of operations are based upon our audited financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). The preparation of these financial statements requires management to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. Management continually evaluates such estimates, including those related to estimates for allowance for doubtful accounts on accounts receivable, the estimates for obsolete inventory, the useful life of property and equipment, assumptions used in assessing impairment of long-term assets, the fair value of a beneficial conversion feature, and the fair value of non-cash equity transactions. Management bases its estimates on historical experience and on various other assumptions that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Any future changes to these estimates and assumptions could cause a material change to our reported amounts of revenues, expenses, assets and liabilities. Actual results may differ from these estimates under different assumptions or conditions. Management believes the following critical accounting policies affect our more significant judgments and estimates used in the preparation of the financial statements.

Accounts receivable

The Company recognizes an allowance for losses on accounts receivable in an amount equal to the estimated probable losses net of recoveries. The allowance is based on an analysis of historical bad debt experience, current receivables aging, and expected future write-offs, as well as an assessment of specific identifiable customer accounts considered at risk or uncollectible. The expense associated with the allowance for doubtful accounts is recognized as general and administrative expense.

Revenue and cost recognition

The Company’s current revenue streams are primarily service based. The Company has three streams of revenues: 1) Body Contouring, 2) Skin Lounge, and 3) Product sales. As a result of adopting Accounting Standards Codification (ASC) Topic 606, the Company revenue is recognized to depict the transfer of promised goods and services provided. A five-step process has been designed for the individual or pools of contracts to keep financial statements focused on this principle. Given the short duration of most company projects, it does not use estimate of completion for revenue recognition but uses contract completion in accordance with contractual terms to determine recognition of revenue.

Project costs, reported in the Statement of Operations include all external labor, material and equipment rental costs related to contract performance. These costs, payroll and payroll related, as well as all other operating expenses are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined.

Stock-based compensation

Stock-based compensation is accounted for based on the requirements of ASC 718 – “Compensation –Stock Compensation”, which requires recognition in the financial statements of the cost of employee and director services received in exchange for an award of equity instruments over the period the employee or director is required to perform the services in exchange for the award (presumptively, the vesting period). The ASC also requires measurement of the cost of employee and director services received in exchange for an award based on the grant-date fair value of the award. The Company utilizes the Black-Sholes option pricing model and uses the simplified method to determine expected term because of lack of sufficient exercise history. Additionally, effective January 1, 2018, the Company adopted the Accounting Standards Update No. 2016-09 (“ASU 2016-09”), Improvements to Employee Share-Based Payment Accounting. ASU 2016-09 permits the election of an accounting policy for forfeitures of share-based payment awards, either to recognize forfeitures as they occur or estimate forfeitures over the vesting period of the award. The Company has elected to recognize forfeitures as they occur and the cumulative impact of this change did not have any effect on the Company’s consolidated financial statements and related disclosures.

Pursuant to ASC 505-50 – “Equity-Based Payments to Non-Employees”, all share-based payments to non-employees, including grants of stock options, are recognized in the consolidated financial statements as compensation expense over the service period of the consulting arrangement or until performance conditions are expected to be met. Using a Black-Scholes valuation model, the Company periodically reassessed the fair value of non-employee options until service conditions are met, which generally aligns with the vesting period of the options, and the Company adjusted the expense recognized in the consolidated financial statements accordingly.

Upon exercise of the stock options by the holder using the exercise methods delineated in the option contract, the Company issues new units from its unissued authorized units.

Results of Operations

The following analysis on results of operations was based primarily on the Novopelle’s financial statements, footnotes and related information for the periods identified below and should be read in conjunction with the audited financial statements and the notes to those statements for the period from January 31, 2018 (inception) to December 31, 2018, which are included elsewhere in this Current Report. The results discussed below are for the period from Novopelle’s inception (January 31, 2018) to March 31, 2019.

Results of operations for the period from January 31, 2018 (inception) December 31, 2018, and for to the quarter ended March 31, 2019

Revenue

From January 31, 2018 (inception) through December 31, 2018, revenue amounted to $35,913. For the quarter ended March 31, 2019, revenue amounted to $15,241. Since inception, Novopelle has generated revenue by providing medical spa related services at its Novopelle branded MedSpa located in McKinney, TX. Novopelle sells and markets its offerings directly to consumers. With additional capital it is the Company’s plan to establish additional Novopelle branded MedSpa locations throughout the United States and abroad.

Cost of Sales

From inception (January 31, 2018) through December 31, 2018, cost of sales amounted to $8,895. For the three-month period ended March 31, 2019, cost of sale amounted to $12,656.

Selling, General and Administrative Expenses

From inception (January 31, 2018) through December 31, 2018, expenses amounted to $23,947. For the three-month period ended March 31, 2019, expenses amounted to $21,201.

Other Expense

From January 31, 2018 (inception) though the year ended December 31, 2018, Novopelle incurred interest expense of $10,591. For the three-month period ended March 31, 2019, Novopelle incurred interest expense of $5,194.

Net Profit (Loss)

From January 31, 2018 (inception) through the year ended December 31, 2018, net loss amounted to $7,520. For the three-month period ended March 31, 2019, net loss amounted to $23,810.

Liquidity and Capital Resources

Liquidity is the ability of an enterprise to generate adequate amounts of cash to meet its needs for cash requirements. Novopelle had cash of $18,796 as of December 31, 2018 and $1,005 as of March 31, 2019.

Primary uses of cash have been for furniture, fixtures, equipment and leasehold improvements for our Novopelle McKinney location, as well as for costs of goods sold and general and administrative expenses. All funds received have been expended in the furtherance of growing the business. Novopelle has primarily received funds from services, revenues, and through loans from Novopelle’s original founding members. The following trends are reasonably likely to result in changes in our liquidity over the near to long term:

●	An increase in working capital requirements to finance our current business and establish additional Novopelle locations;

●	Addition of management and administrative personnel as the business grows; and

●	The cost of being a public company.

At December 31, 2018, Novopelle had raised a total of $0 from the sale of common stock and convertible promissory notes. As of March 31, 2019, Novopelle has raised a total of $0 from the sale of common stock and convertible promissory notes to fund its operations. Fund sources have come from individual investors. No institutional investment has been made to the company to date.

To date, Novopelle is not profitable and we cannot provide any assurances that we will be profitable. We believe our cash and cash equivalents in addition to the proceeds received from the sale of common stock will provide sufficient capital to satisfy anticipated operational expenses for the next twelve months.

Cash Flows

The following table shows a summary of our cash flows from January 31, 2018 (inception) to the period ended December 31, 2018, and the three-month period ended March 31, 2019.

	From January 31, 2018 to December 31, 2018	Period Ended March 31, 2019
Net cash used in operating activities	(15,810)	$(4,884)
Net cash used in investing activities	(42,276)	(15,156)
Net cash provided by financing activities	76,882	2,249
Net (decrease) increase in cash	18,796	(17,791)
Cash - beginning of period	-	18,796
Cash - end of period	18,796	$1,005

Net cash flow used in operating activities was $15,810 from January 31, 2018 (inception) to the year ended December 31, 2018, $4,884 for the three-month period ended March 31, 2019. Net cash flow used in operating activities primarily reflected net loss of $7,520 and $23,810, respectively, as adjusted for non-cash items and working capital timing differences. Net cash used in operating activities resulted from Novopelle ramping up its staffing to build its capabilities for current and future project performance.

We expect the primary use of capital to continue to be salaries, third party project costs, and general overhead costs. It is anticipated that additional capital will be required to execute our business plan and fund future revenue growth.

Going Concern

As of December 31, 2018, the Company’s auditor determined that there was substantial doubt about its ability to maintain operations as a going concern. The Company’s financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. Management cannot provide assurance that the Company will ultimately achieve profitable operations or become cash flow positive, or raise additional equity and/or debt capital. We will seek to raise capital through additional equity or debt financings to fund operations in the future. Although the Company has historically raised capital from sales of common and from the issuance of convertible promissory notes, there is no assurance that it will be able to continue to do so. If the Company is unable to raise additional capital or secure additional lending in the near future, management expects that the Company will need to curtail its operations. Novopelle’s consolidated financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Our forecast of the period of time through which our financial resources will be adequate to support our operations is a forward-looking statement that involves risks and uncertainties, and actual results could vary materially as a result of a number of factors. We have based this estimate on assumptions that may prove to be wrong and could utilize our available capital resources sooner than we currently expect. Our capital requirements are difficult to forecast. Please see the section titled “Risk Factors” elsewhere in this Current Report for additional risks associated with our capital requirements.

Until such time as we generate substantial revenue to offset operational expenses, we expect to finance our cash needs through a combination of public and private equity offerings and debt financing. We may be unable to raise capital or enter into such other arrangements when needed or on favorable terms or at all. Our failure to raise capital or enter into such other arrangements as and when needed would have a negative impact on our financial condition.

Off-balance Sheet Arrangements

The Company does not have any off-balance sheet arrangements during the period presented as defined in the rules and regulations of the SEC.

Quantitative and Qualitative Disclosures about Market Risk

The primary objectives of our investment activities are to ensure liquidity and to preserve principal while at the same time maximizing the income we receive from our marketable securities without significantly increasing risk. Some of the securities that we invest in may have market risk related to changes in interest rates. Our primary exposure to market risk is interest rate sensitivity, which is affected by changes in the general level of U.S. interest rates. We do not have any debt outstanding at the current time with floating interest rates. Due to the short-term maturities of our cash equivalents and the low risk profile of our investments, an immediate 100 basis point change in interest rates would not have a material effect on the fair market value of our cash equivalents. To minimize the risk in the future, we intend to maintain our portfolio of cash equivalents and short-term investments in a variety of securities, including commercial paper, money market funds, government and non-government debt securities and corporate obligations.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock by (i) each person who is known by the Company to own beneficially more than five percent (5%) of our outstanding voting stock; (ii) each of our directors; (iii) each of our executive officers; and (iv) all of our current executive officers, significant employees and directors as a group, as of April 12, 2019.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (SEC) and includes voting and/or investing power with respect to securities. These rules generally provide that shares of common stock subject to options, warrants or other convertible securities that are currently exercisable or convertible, or exercisable or convertible within 60 days of April 12, 2019, are deemed to be outstanding and to be beneficially owned by the person or group holding such options, warrants or other convertible securities for the purpose of computing the percentage ownership of such person or group, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group.

Beneficial ownership as set forth below is based on our review of our record shareholders list and public ownership reports filed by certain shareholders of the Company, and may not include certain securities held in brokerage accounts or beneficially owned by the shareholders described below.

We believe that, except as otherwise noted and subject to applicable community property laws, each person named in the following table has sole investment and voting power with respect to the shares of common stock shown as beneficially owned by such person. Unless otherwise indicated, the address for each of the officers or directors listed in the table below is 11222 Richmond Avenue, Suite 195, Houston, TX 77082. As of April 12, 2019, we had 23,033,035 outstanding shares of common stock.

Name and Address of Beneficial Owner	Shares Beneficially Owned	Percentage
Officers and Directors
Jacob D. Cohen	6,000,000	26.05%
Esteban Alexander	6,000,000	26.05%
Alan Hernandez	6,000,000	26.05%
Everett Bassie	100,000	0.43%
All officers and directors as a group (4 persons)	18,100,000	78.58%

Greater than 5% Shareholders
Robert Holden[1]	3,800,000	16.50%

1.	The Company intends to initiate legal proceedings against Mr. Holden for return of these shares due to his failure to perform.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Officers and Directors

At present, we have four officers and three directors. Messrs. Esteban Alexander and Alan Hernandez were appointed to their respective officer positions and directorships in connection with the Share Exchange on April 12, 2019.

The following are AMIH’s executive officers as of April 12, 2019:

NAME	TITLE
Mr. Jacob D. Cohen	Chief Executive Officer and President
Mr. Everett Bassie	Chief Financial Officer
Mr. Esteban Alexander	Chief Operating Officer and Treasurer
Mr. Alan Hernandez	Chief Marketing Officer and Secretary

The following are AMIH’s directors as of April 12, 2019:

Mr. Jacob D. Cohen

Mr. Esteban Alexander

Mr. Alan Hernandez

Effective as of April 12, 2019, the following directors have resigned from the Board of AMIH:

Mr. Charles Zeller

Mr. Everett Bassie

Mr. Everett Bassie will no longer serve as a member of the Board but will remain as the Company’s Chief Financial Officer. The director resignations were not in connection with a disagreement with the Company or in connection with any matter relating to the Company’s operations, policies or practices. Copies of the resignation letters from Messrs. Zeller and Bassie are attached to this Current Report as Exhibits 17.1 and 17.2, respectively.

Executive Officer Biographies

Jacob D. Cohen, 40, Chief Executive Officer

Jacob Cohen is a serial entrepreneur, corporate finance and executive management professional with over 18 years of investment banking and capital markets experience having started and growing multiple companies in various industry sectors including marketing, advertising, healthcare, IT and financial services. Prior to joining the Company, Jacob was the co-founder and managing partner of several boutique investment bank and strategic advisory firms where he advised both early and later stage companies in raising capital in the form of debt and/or equity and in both private and public markets.

Prior to his experiences in investment banking, Jacob served as the Chief Financial Officer of The Renewed Group, Inc. – a manufacturer, wholesaler and retailer of eco-friendly and sustainable apparel primarily made from recycled textiles and under the brand name REUSE JEANS from 2010 through the end of 2013. Further, Mr. Cohen served from 2008 through 2010 as Executive Vice President and Controller of Metiscan, Inc., a publicly traded company, and as the President and Chief Executive Officer of one of its subsidiaries, Shoreline Employment Services, Inc. During his tenure at Metiscan, Mr. Cohen was instrumental in restructuring, reorganizing and operating the company and its five subsidiaries, and successfully raised over $8 million in equity financing for growth capital. Mr. Cohen also spearheaded the company’s financial audit process and managed its various filings with the SEC.

From 2007 through 2008, Mr. Cohen served as the Chief Operating Officer of Artfest International, which he assisted in taking public at the end of 2007. Throughout his career, Mr. Cohen was involved in starting many new ventures, including The AdvertEyes Network, a digital signage advertising company where he served as founder and CEO. Other positions include investment advisor and institutional equity research analyst for Solomon Advisors and Huberman Financial, securities broker-dealers, from 2003 through 2005, and investment banker for Allegiance Capital, a middle market investment bank specializing on mergers and acquisitions, from 2005-2007. Mr. Cohen holds a Bachelors of Arts in International Economics and Finance from Brandeis University in Waltham, MA.

Everett Bassie, 67, Chief Financial Officer

Everett Bassie founded Bassie & Co., a certified public accounting firm located in Houston, Texas in October 1991. Bassie & Co. was involved in all aspects of accounting. Mr. Bassie closed Bassie & Co. during the second quarter of 2010. Since the closing of Bassie & Co., Mr. Bassie has performed consulting services in connection with tax, accounting and pubic company accounting advisory services. Prior to forming Bassie & Co., Mr. Bassie was a senior audit manager in the Houston office of KPMG Peat Marwick. Mr. Bassie worked for KPMG Peat Marwick from June 1981 to October 1991.

Esteban Alexander, 31, Chief Operating Officer

Esteban Alexander is a seasoned operational professional and executive with a focus in the health, beauty and wellness industry. Prior to his position with the Company, Mr. Alexander was the owner and operator of Ideal Nutrition - a retail store located in Allen, TX dedicated to marketing and selling high quality nutritional products, vitamins and supplements. Mr. Alexander installed and supervised operational policies and procedures ranging from purchasing, inventory control and management, finance and marketing. As a former competitive bodybuilder and nutritionist, Mr. Alexander also provided clients with in-depth exercise, nutrition, and weight loss programs specifically designed and tailor made to meet each of his client’s needs and goals. Esteban brings both his operational expertise and knowledge of the health and wellness industry as the Company continues to develop the Novopelle brand and new business concepts within the industry. Mr. Alexander holds a bachelor’s degree in Nutrition in Dietetics from Texas Woman’s University in Denton, TX.

Alan Hernandez, 27, Chief Marketing Officer

Alan Hernandez is a serial entrepreneur with over 6 years of e-commerce and marketing experience. Mr. Hernandez possess as unique ability to take a creative vision and turn it into reality through entrepreneurial development. His passion is complemented by his ability to create innovative strategies that drive business and name recognition within the market.

Prior to joining the Company, Mr. Hernandez served as Chief Marketing Officer and Co-CEO for Novopelle Med Spa, a chain of physician supervised med spas in located throughout Texas with continued growth and success. Throughout his role since 2014, he has operated both at an executive and ground level, all while establishing a strong company culture to overall enhance the consumer experience. By implementing a sophisticated CRM (client relations management) system, Mr. Hernandez has created a strong lead management process that continues to lead the company towards expansion. He continues to spearhead Novopelle’s operations while constantly developing new business concepts outside of the industry.

Previously, Mr. Hernandez co-founded several e-commerce brands in the fitness and wellness industry in addition to Vast Networks LLC, a Dallas-based digital marketing agency. During his time as managing partner and Chief Marketing Officer, Mr. Hernandez learned the importance of implementing effective marketing strategies while gaining experience in the digital marketing ecosystem and social media. Mr. Hernandez attended the University of Texas at Dallas where he studied Business Administration with a focus in Entrepreneurship and Marketing.

Family Relationships

There are no family relationships among the members of our Board or our executive officers.

Composition of the Board

In accordance with our certificate of incorporation, our Board is elected annually as a single class.

Director Independence

The Board has determined that none of our directors are independent as the term “independent” is defined by the rules of NASDAQ Rule 5605.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, or has been a party to any judicial or administrative proceeding during the past ten years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement. Except as set forth in our discussion below in “Related Party Transactions” none of our directors, director nominees or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

Communications with our Board of Directors

Our stockholders may send correspondence to our board of directors, c/o the Corporate Secretary at 11222 Richmond Avenue, Suite 195, Houston, TX 77082. Our corporate secretary will forward stockholder communications to our board of directors prior to the board’s next regularly scheduled meeting following the receipt of the communication.

Section 16(a) Compliance

Section 16(a) of the Securities and Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own beneficially more than ten percent (10%) of the Company’s Common Stock, to file reports of ownership and changes of ownership with the Securities and Exchange Commission. Copies of all filed reports are required to be furnished to the Company pursuant to Section 16(a).

CORPORATE GOVERNANCE

The Company intends to seek additional members for its Board of Directors. In evaluating director nominees, our Company considers the following factors:

●	The appropriate size of the Board;
●	Our needs with respect to the particular talents and experience of our directors;
●	The knowledge, skills and experience of nominees;
●	Experience with accounting rules and practices; and
●	The nominees’ other commitments.

Our Company’s goal is to assemble a Board of Directors that brings our Company a variety of perspectives and skills derived from high quality business, professional and personal experience. Other than the foregoing, there are no stated minimum criteria for director nominees.

EXECUTIVE AND DIRECTOR COMPENSATION

From our inception to the date of this Current Report, no compensation was earned by or paid to our executive officers by the Company. Novopelle became our wholly owned subsidiary upon the closing of the Exchange Agreement. The following summarizes the compensation earned by Novopelle’s executive officers named in the “Summary Compensation Table” below (referred to herein as our “named executive officers”) by Novopelle during the period from inception (January 31, 2018) to March 31, 2019.

This section also discusses the material elements of the Company’s executive compensation policies and decisions and important factors relevant to an analysis of these policies and decisions. It provides qualitative information regarding the manner and context in which compensation is awarded to and earned by our named executive officers and is intended to place in perspective the information presented in the following tables and the corresponding narrative.

Overview

Novopelle’s named executive officers for the period ended March 31, 2019 are as follows:

●	Jacob D. Cohen – Chief Executive Officer and President; and
●	Esteban Alexander – Chief Operating Officer and Treasurer; and
●	Alan Hernandez – Chief Marketing Officer and Secretary

Novopelle is a small company and had no other executive officers during the period ended March 31, 2019

Summary Compensation Table

The following table sets forth information regarding compensation awarded to, earned by or paid to each of the named executive officers for the period from inception (January 31, 2018) to March 31, 2019.

Name and Principal Position	Year	Salary ($)		Option Awards ($)(1)	All Other Compensation ($)	Total ($)
Jacob D. Cohen	2018	-	(1)	-	-	-
Chief Executive Officer and President	2019

Esteban Alexander	2018	-	(1)	-	-	-
Chief Operating Officer and Treasurer	2019

Alan Hernandez	2018	-	(1)		-
Chief Marketing Officer and Secretary	2019

(1)	For the period from inception (January 31, 2019) and March 31, 2019, the Company’s executive officers were not paid, nor did they accrue any salary.

Employment Agreements with Executive Officers

Concurrent with the Share Exchange agreement on April 12, 2019, each of Messrs. Cohen, Alexander and Hernandez, the Company’s newly-appointed officers, have entered into Executive Employment Agreements with AMIH.

Mr. Cohen will receive an annual base salary of $90,000 and will be eligible to receive equity awards in the future, as determined by the Board. In addition, Mr. Cohen will have severance benefits in the form of salary continuation and health benefits through the employment term remaining on the contract. Mr. Cohen, with Mr. Alexander and Mr. Hernandez, will also assist manage each of the medical spas opened or acquired by the Company and shall be entitled to receive compensation therefor equal to 25% of the profits generated by the medical spas. The employment agreement has a three-year term, provided, however, after the end of one year, the agreement will automatically renew for successive one-year terms. A copy of Mr. Cohen’s Executive Employment Agreement is attached hereto as Exhibit 10.5.

Mr. Alexander will receive an annual base salary of $90,000 and will be eligible to receive equity awards in the future, as determined by the Board. In addition, Mr. Alexander will have severance benefits in the form of salary continuation and health benefits through the employment term remaining on the contract. Mr. Cohen, with Mr. Alexander and Mr. Hernandez, will also assist manage each of the medical spas opened or acquired by the Company and shall be entitled to receive compensation therefor equal to 25% of the profits generated by the medical spas. The employment agreement has a three-year term, provided, however, after the end of one year, the agreement will automatically renew for successive one-year terms. A copy of Mr. Alexander’s Executive Employment Agreement is attached hereto as Exhibit 10.6.

Mr. Hernandez will receive an annual base salary of $90,000 and will be eligible to receive equity awards in the future, as determined by the Board. In addition, Mr. Hernandez will have severance benefits in the form of salary continuation and health benefits through the employment term remaining on the contract. Mr. Cohen, with Mr. Alexander and Mr. Hernandez, will also assist manage each of the medical spas opened or acquired by the Company and shall be entitled to receive compensation therefor equal to 25% of the profits generated by the medical spas. The employment agreement has a three-year term, provided, however, after the end of one year, the agreement will automatically renew for successive one-year terms. A copy of Mr. Hernandez’s Executive Employment Agreement is attached hereto as Exhibit 10.7.

On May 3, 2019, the Company entered into a Financial and Accounting Consulting Agreement (the “CFO Agreement”) with Everett Bassie pursuant to which Mr. Bassie agreed to serve as the Company’s Chief Executive Officer on an independent contractor basis for a term of two (2) years. Mr. Bassie will be paid a monthly fee of $1,000 for his services, and such fee may be renegotiated if the Company’s operations increase more than expected. A copy of Mr. Bassie’s CFO Agreement is attached hereto as Exhibit 10.8.

The foregoing descriptions of the above-mentioned Executive Employment Agreements and CFO Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the actual agreements, copies of which are attached hereto as exhibits to this Current Report.

Outstanding Equity Awards at Fiscal Year-End

There are no outstanding equity awards for the named executive officers as of March 31, 2019.

Director Compensation

Novopelle did not pay any of its directors for their board service in 2018 or 2019.

Compensation Committee

The Company does not have a compensation committee. Compensation is set by the Board of Directors.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

SEC rules require us to disclose any transaction or currently proposed transaction in which we were a participant and in which any related person has or will have a direct or indirect material interest involving the lesser of $120,000 or 1% of the average of our total assets as of the end of last two completed fiscal years. A related person is any executive officer, director, nominee for director, or holder of 5% or more of our Common Stock, or an immediate family member of any of those persons. The descriptions set forth above under the captions “The Exchange and Related Transactions—Exchange Agreement,” “Executive Compensation—Employment and Related Agreements” and “—Director Compensation” and below under “Description of Securities—Options” are incorporated herein by reference.

The following is a description of transactions since January 1, 2015 to which we have been a party, in which the amount involved exceeded or will exceed $120,000, and in which any of our directors, executive officers or holders of more than 5% of the Company’s pre-Exchange capital stock (or pre-Exchange DSI’s common stock), or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest, other than compensation and other arrangements that are described in the section titled “Executive Compensation.” The following description is historical and has not been adjusted to give effect to the Exchange.

Related Party Transactions of Novopelle

Issuances of Options and Purchase of Common Stock

None

Related Party Transactions of the Company Prior to the Exchange Agreement

As of December 31, 2018, and December 31, 2017, AMIH had a payable to AMIN of $0 and $31,496, respectively. The loan is from the former parent company. There is no loan agreement, and interest is not being charged. Effective May 31, 2018, AMIN Board forgave the $31,496 loan owed to AMIN at March 31, 2018 plus an additional $500 loaned during the second quarter of 2018, for a total of $31,996 in forgiveness, which was recorded as an increase in additional paid in capital. The Company incurred an imputed interest expense in the amount of $1,035 on the loans owed to AMIN for the year ended December 31, 2018.

As of December 31, 2018, AMIH had a short-term note payable in the amount of $13,072 to Kemah Development Texas, LP, a company owned by Dror Family Trust, a related party. The original note was for $100,000. $86,928 was repaid during the year ended December 31, 2018. The note was effective May 31, 2018, bears interest at 3%, and is due on May 31, 2019. AMIH incurred interest expense of $852 for the period ended September 30, 2018 and an additional $1,089 of interest expense was imputed on this note.

At December 31, 2017, the Company had an accrued liability in the amount $30,000 for compensation to the Company’s CEO for the year ended December 31, 2016. Effective May 31, 2018, the Company former CEO resigned his position as CEO and forgave the $30,000 in accrued compensation owed to the former CEO.

The $2,124 in imputed interest expense and the $30,000 in forgiveness of accrued compensation were recorded as increases in additional paid in capital during the year ended December 31, 2018.

During the year ended year 31, 2018, the Company issued the following shares of restricted common stock to related parties. Stock issued for services to related parties was valued at $0.50 per share:

The Company issued 4,300,000 shares for common stock valued $2,150,000 for organizational and acquisition consulting services to Daniel Dror, Chairman and CEO of American International Industries, Inc. (“AMIN”). Daniel Dror is the former Chairman and CEO of the Company.

The Company issued 3,800,000 shares of common stock valued at $1,900,000 to Robert Holden, for the positions as President, CEO and Director.

The Company issued 750,000 shares of common stock valued at $375,000 to Everett Bassie, for the positions as CFO and Director.

The Company issued 500,000 shares of common stock valued at $250,000 for Director Fees to Charles Zeller.

During the period from January 31, 2018 (inception) to December 31, 2018, two members, who are also officers of the Company, loaned and/or incurred debt for the benefit of the Company. The two members loaned the Company a total of $163,508 and repaid a total of $42,424 on the principal of the loans. $44,202 of this borrowing was used to pay for the construction in progress for leasehold improvements. The Company incurred $2,136 of imputed interest on the related party borrowing during this period, and $8,455 of actual interest paid on related borrowing for a total of $10,591 of interest expense.

Policies and Procedures for Related Party Transactions

Our board of directors intends to adopt a written related person transaction policy, to set forth the policies and procedures for the review and approval or ratification of related person transactions. This policy will cover, with certain exceptions set forth in Item 404 of Regulation S-K promulgated under the Exchange Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, where the amount involved exceeds or will exceed the lesser of $120,000 or 1% of the average of Novopelle’s total assets as of the end of the last two completed fiscal years and a related person had, has or will have a direct or indirect material interest, including purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person.

CONTROLS AND PROCEDURES

Evaluation of Disclosure Controls and Procedures

Under the supervision and with the participation of our management, including our principal executive and principal financial officers, we conducted an evaluation as of December 31, 2018 of the effectiveness of the design and operation of our disclosure controls and procedures, as such term is defined under Rule 13a-15(e) promulgated under the Securities Exchange Act of 1934, as amended. Based on this evaluation, our principal executive officer and our principal financial officer concluded that our disclosure controls and procedures were not effective as of December 31, 2018.

Management’s Annual Report on Internal Control over Financial Reporting

Our management is responsible for establishing and maintaining adequate internal control over financial reporting, as such term is defined in Rules 13a-15(f) and 15d-15(f) under the Securities Exchange Act of 1934. Under the supervision and with the participation of management, including our principal executive and principal financial officers, we conducted an evaluation of the effectiveness of our internal control over financial reporting based on the framework in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the - Commission (the “COSO Framework”). Based on this evaluation under the COSO Framework, management concluded that our internal control over financial reporting was not effective as of December 31, 2018.

This Current Report does not include an attestation report of our registered public accounting firm regarding internal control over financial reporting. Management’s report was not subject to attestation by our registered public accounting firm pursuant to rules of the Securities and Exchange Commission that permit smaller reporting companies to provide only management’s report in this annual report.

The Company recognizes the following weaknesses and deficiencies of the Company as of December 31, 2018:

We recognized the following deficiencies that we believe to be material weaknesses:

-	The Company has not fully designed, implemented or assessed internal controls over financial reporting. Due to the Company being a developing company, management’s assessment and conclusion over internal controls were ineffective this year.

-	We recognized the following deficiencies that we believe to be significant deficiencies:

-	The Company has no formal control process related to the identification and approval of related party transactions.

-	We do not have written documentation of our internal control policies and procedures. Written documentation of key internal controls over financial reporting is a requirement of Section 404 of the Sarbanes-Oxley Act.

-	We do not have sufficient segregation of duties within accounting functions, which is a basic internal control. Due to our size and nature, segregation of all conflicting duties may not always be possible and may not be economically feasible. However, to the extent possible, the initiation of transactions, the custody of assets and the recording of transactions should be performed by separate individuals.

Changes in Internal Control Over Financial Reporting

There were no changes in our internal control over financial reporting during the year ended December 31, 2018 that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY

AND RELATED STOCKHOLDER MATTERS

The Company is currently listed on OTC Market’s Open Pink Market under ticker symbol “AMIH.” Our common stock began trading in April 2004. Trading in our common stock has historically lacked consistent volume, and the market price has been volatile.

The following table presents, for the periods indicated, the high and low bid prices of the Company’s common stock and is based upon information provided by OTC Market. These quotations below reflect inter-dealer prices, without retail mark-up, mark-down, or commission, and may not necessarily represent actual transactions.

	2019
	High	Low
First Quarter	$1.00	$1.00

	2018
	High	Low
First Quarter	$1.00	$1.00
Second Quarter	$5.00	$5.00
Third Quarter	$5.00	$5.00
Fourth Quarter	$2.40	$2.40

	2017
	High	Low
First Quarter	$2.50	$2.50
Second Quarter	$2.50	$2.50
Third Quarter	$2.50	$2.50
Fourth Quarter	$2.50	$2.50

The last reported sale price of the Company’s common stock as of August 9, 2019 was $1.00 per share.

Record Holders

As of April 12, 2019, there were 23,033,035 shares of common stock issued and outstanding to approximately 230 shareholders of record.

Dividend Policy

We have not previously declared or paid any dividends on our common stock and do not anticipate declaring any dividends in the foreseeable future. The payment of dividends on our common stock is within the discretion of our board of directors. We intend to retain any earnings for use in our operations and the expansion of our business. Payment of dividends in the future will depend on our future earnings, future capital needs and our operating and financial condition, among other factors that our board of directors may deem relevant. We are not under any contractual restriction as to our present or future ability to pay dividends.

Securities Authorized for Issuance Under Stock Option and Incentive Plan

On July 5, 2019, our Board of Directors adopted and approved our 2019 Stock Option and Incentive Plan (the “Plan”). The Plan is intended to promote the interests of our Company by providing eligible person with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Company as an incentive for them to remain in the service of the Company. The maximum number of shares available to be issued under the Plan is currently 10,000,000 shares, subject to adjustments for any stock splits, stock dividends or other specified adjustments which may take place in the future. No shares have been issued under the Plan and all share remain available to be issued.

The Plan is administered by our Company’s Board of Directors. Persons eligible to participate in the Plan must: (i) be a natural person, (ii) provide bona fide services to the Company, and (iii) provide services to the Company that services are not in connection with the offer or sale of securities in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for the registrant’s securities. All grants under the Plan are intended to comply with the requirements under Internal Revenue Code Section 409A and activities under the Plan will be administered accordingly. Options granted under the Plan are evidenced by agreement between the recipient and the Company, subject to the following general provisions: (i) a recipient of employee stock option may not exercise any options which would cause him/her/it to hold more than 4.9% of the Company’s issued and outstanding common or voting stock, unless such limitation is waived by providing 61 days’ written notice to the Company, but in no event may exercise options that would cause such recipient to hold more than 9.9% of the Company’s issued and outstanding common or voting stock; and (ii) the term of stock options shall be limited to a maximum of two years, unless otherwise approved by the Board of Directors.

DESCRIPTION OF SECURITIES

We have authorized capital stock consisting of 195,000,000 shares of common stock, $.0001 par value, and 5,000,000 shares of preferred stock, $.0001 par value. As of April 12, 2019, we had 23,033,035 shares of common stock issued and outstanding, and no shares of Preferred Stock issued and outstanding. Unless stated otherwise, the following discussion summarizes the term and provisions of our amended and restated certificate of incorporation and our amended and restated bylaws. This description is summarized from, and qualified in its entirety by reference to, our amended and restated certificate of incorporation, which has been publicly filed with the SEC.

Common Stock

The holders of shares of our common stock are entitled to one vote per share on all matters to be voted upon by our stockholders and there are no cumulative rights. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of shares of our common stock are entitled to receive ratably any dividends that may be declared from time to time by our board of directors out of funds legally available for that purpose. In the event of our liquidation, dissolution or winding up, the holders of shares of our common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock then outstanding. Our common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to our common stock. The outstanding shares of our common stock are fully paid and non-assessable, and any shares of our common stock to be issued upon an offering pursuant to this Report will be fully paid and nonassessable upon issuance.

We have never paid cash dividends on our common stock. Moreover, we do not anticipate paying periodic cash dividends on our common stock for the foreseeable future. Any future determination about the payment of dividends will be made at the discretion of our board of directors and will depend upon our earnings, if any, capital requirements, operating and financial conditions and on such other factors as our board of directors deems relevant.

Preferred Stock

The following description of our preferred stock and the description of the terms of any particular series of our preferred stock that we choose to issue hereunder are not complete. These descriptions are qualified in their entirety by reference to our amended and restated certificate of incorporation and the certificate of designation, if and when adopted by our board of directors, relating to that series. The rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by the certificate of designation relating to that series.

Our board of directors, without stockholder approval, can issue preferred stock with voting, conversion or other rights that could negatively affect the voting power and other rights of the holders of our common stock. Preferred stock could thus be issued quickly with terms calculated to delay or prevent a change in control of us or make it more difficult to remove our management. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our common stock. Our board of directors may specify the characteristics of any preferred stock. Any preferred stock issued will be fully paid and nonassessable upon issuance.

Transfer Agent

The stock transfer agent for our securities is First American Stock Transfer, Inc. in Phoenix, AZ.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm business.

We are currently not aware of any pending legal proceedings to which we are a party or of which any of our property is the subject, nor are we aware of any such proceedings that are contemplated by any governmental authority.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our bylaws provide for the indemnification of our directors to the fullest extent permitted by the Nevada Revised Statutes and may, if and to the extent authorized by our Board of Directors, so indemnify our officers and any other person whom we have the power to indemnify against liability, reasonable expense or other matter. This indemnification policy could result in substantial expenditure by us, which we may be unable to recoup.

Insofar as indemnification by us for liabilities arising under the Exchange Act may be permitted to our directors, officers and controlling persons pursuant to provisions of the Certificate of incorporation and bylaws, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy and is, therefore, unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Exchange Act and will be governed by the final adjudication of such issue.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding which may result in a claim for such indemnification.

UNREGISTERED SALE OF SECURITIES

The foregoing issuances of the shares of the Company’s common stock were exempt from registration under the Securities Act of 1933, as amended (the “Act”), in reliance on exemptions from the registration requirements of the Act in transactions not involved in a public offering pursuant to Section 4(a)(2) of the Act.

The Company has issued the following shares of restricted common stock:

On May 31, 2018, the Company issued 4,300,000 shares of common stock to Daniel Dror, valued $2,150,000, for organizational and acquisition consulting services.

On May 31, 2018, the Company issued 750,000 shares of common stock to Everett Bassie, valued at $375,000, for the positions as CFO and Director.

On May 31, 2018, the Company issued 500,000 shares of common stock to Charles Zeller, valued at $250,000, for Director Fees.

On May 31, 2018, the Company issued 750,000 shares of common stock to Winfred Fields, valued at $375,000, for financial and acquisition consulting services.

On May 31, 2018, the Company issued 3,800,000 shares of common stock to Robert Holden, valued at $1,900,000 for the positions as President, CEO and Director. Mr. Holden resigned from his position as President, CEO and Director on or around August 20, 2018 and the Company ceased to operate under the d/b/a Digital Marketing Interactive and/or maintain a business focus in digital marketing moving forward. The Company plans to pursue legal actions to recover the 3,800,000 shares of stock issued to Mr. Holden due to non-performance.

On or around May 31, 2018, the Company sold an aggregate of 86,000 shares of common stock to four investors in private transactions at $.50 per share for gross proceeds of $43,000.

On April 12, 2019, the Company issued 18,000,000 shares of the Company common stock to the members (three individuals) of Novopelle Diamond, LLC (“Novopelle”), a Texas limited company, to acquire 100% of the membership interests of Novopelle.

On April 12, 2019 the Company entered into individual share exchange agreements and promissory notes with each of Daniel Dror, Winfred Fields and former Directors Everett Bassie and Charles Zeller (the “AMIH Shareholders”), whereby the AMIH Shareholders agreed to cancel and exchange a total of 5,900,000 shares of their AMIH common stock for individual promissory notes with an aggregate principal amount of $350,000 (the “Promissory Notes”). The Promissory Notes have a term of two years and accrue interest at the rate of 10% per annum until paid in full by the Company.

On May 3, 2019, the Company issued 100,000 shares of the Company’s common stock to a non-related third-party investor in exchange for $10,000 in cash.

On June 21, 2019, the Company issued a promissory note with a principal amount of $40,000 to a related party in exchange for $40,000 in cash. The promissory note is unsecured, has a maturity date of June 21, 2020 and accrues interest at the rate of 8% per annum until paid in full by the Company. Furthermore, the Company issued 50,000 shares of the Company’s common stock to the related party investor as further consideration to enter into the loan with the Company.

On June 27, 2019, the Company executed an exclusive license agreement with Novo MedSpa Addison Corp (“Novo Medspa”) providing the Company with the exclusive rights to the Novopelle brand and to establish new Novopelle branded MedSpa locations on a worldwide basis (the “Exclusive License”). In consideration for the Exclusive License, the Company paid Novo MedSpa a one-time cash payment of $40,000 and issued to Novo MedSpa 250,000 shares of the Company’s common stock.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

2.1	Share Exchange Agreement, dated as of April 12, 2019 by and among American Holdings International Corp., Novopelle Diamond, LLC and the Novopelle Members[3]

3(i)	Articles of Incorporation[1]

3(i)1	Certificate of Amendment to the Articles of Incorporation[2]

3(ii)	Bylaws[1]

10.1	Share Exchange Agreement and Promissory Note, dated as of April 12, 2019, by and between American Holdings International Corp. and Daniel Dror[3]

10.2	Share Exchange Agreement and Promissory Note, dated as of April 12, 2019, by and between American Holdings International Corp. and Winfred Fields[3]

10.3	Share Exchange Agreement and Promissory Note, dated as of April 12, 2019, by and between American Holdings International Corp. and Everett Bassie[3]

10.4	Share Exchange Agreement and Promissory Note, dated as of April 12, 2019, by and between American Holdings International Corp. and Charles Zeller[3]

10.5	Executive Employment Agreement, dated as of April 12, 2019, by and between American Holdings International Corp. and Jacob D. Cohen[3]

10.6	Executive Employment Agreement, dated as of April 12, 2019, by and between American Holdings International Corp. and Esteban Alexander[3]

10.7	Executive Employment Agreement, dated as of April 12, 2019, by and between American Holdings International Corp. and Alan Hernandez[3]

10.8	Financial and Accounting Consulting Agreement, dated as of May 3, 2019, by and between American Holdings International Corp. and Everett Bassie[4]

17.1	Charles Zeller Board Resignation Letter[4]

17.2	Everett Bassie Board Resignation Letter[4]

99.1	Press Release, dated as of June 6, 2019[3]

99.2	Audited financial statements of Novopelle Diamond, LLC for the period from January 31, 2018 (inception) to December 31, 2018[4]

99.3	Unaudited financial statements of Novopelle Diamond, LLC for the three months ended March 31, 2019 and 2018[4]

99.4	Unaudited pro forma condensed combined financial statements of Novopelle Diamond, LLC and American International Holdings Corp for the period ended December 31, 2018 and for the three months ended March 31, 2019[4]

[1]	Attached as exhibits to the Form 10-SB/12G filed on August 24, 2004.
[2]	Attached as exhibits to the Form 8-K filed on March 10, 2005.
[3]	Attached as exhibits to the Form 8-K filed on June 7, 2019.
[4]	Attached as exhibits to the Form 8-K/A filed on August 15, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN INTERNATIONAL HOLDINGS CORP.

Dated: November 22, 2019	By:	/s/ Jacob D. Cohen
	Name:	Jacob D. Cohen
Chief Executive Officer